UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 26, 2024

Commission File No. 001-37811

BOK FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Oklahoma		73-1373454
(State or other jurisdiction of Incorporation or Organization)		(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa,	Oklahoma	74192
(Address of Principal Executive Offices)		(Zip Code)
 (918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00006 per share	BOKF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. Other Events.

In March 2024, BOK Financial Corporation (the “Company” or “BOK Financial”) repositioned its available-for-sale (“AFS”) securities portfolio by selling approximately $783 million of lower-yielding debt securities with an average book yield of 2.45%, generating a pre-tax loss of $45 million and after-tax loss of $34 million, and reinvesting in higher yielding securities at an estimated book yield of 5.25%. As a result of the repositioning, in the first quarter of 2024, the Company will recognize a net charge to earnings of approximately $34 million, or $0.53 per diluted share.

The Company also expects to participate in the recently announced share exchange offer (the “Exchange Offer”) by Visa Inc. (“Visa”). The Exchange Offer provides us the option to monetize up to 50% of our Class B-1 (formerly Class B) shares. At March 26, 2024, the Company holds 252,233 non-transferable Class B-1 shares of Visa carried at our cost basis of $0, equivalent to 400,420 shares of Visa common stock if they were converted today.

We expect the gain on the conversion of the Visa Exchange Offer will offset the realized losses on repositioning the AFS portfolio. At this time, the timing of the Exchange Offer is unknown.

The information furnished under this Item 8.01 shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934.

Forward-Looking Statements

This 8-K contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry, the economy generally and the related responses of the government, consumers, and others, on our business, financial condition and results of operations. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "plans," "projects," "will," "intends," variations of such words and similar expressions are intended to identify such forward-looking statements. Assessments that acquisitions and growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These various forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, the price of Visa Class A common stock, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

ITEM 9.01. Financial Statements and Exhibits.

(a) Exhibits

104 Interactive Data Files.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        BOK FINANCIAL CORPORATION

                        By: /s/ Martin E. Grunst
                         Martin E. Grunst
                         Executive Vice President
                         Chief Financial Officer

Date: March 26, 2024